                                  Exhibit 10.2

                               BROKERAGE AGREEMENT

       THIS AGREEMENT, effective the 1st day of January, 2001, by and between TKR Investments, Inc., a California corporation, herein called BROKER, and Worldwide Medical Corporation a Delaware corporation, herein called PRINCIPAL.

                                   WITNESSETH:

       WHEREAS, PRINCIPAL is a manufacturer and seller, among other things, of that certain merchandise or products (the "products") which are described in Exhibit "A" attached hereto and incorporated herein by this reference, and

       WHEREAS, PRINCIPAL and BROKER are currently under a master broker agreement dated May 18, 1998.

       WHEREAS, PRINCIPAL and BROKER agree that this agreement will replace all items formally agreed to, and the prior agreement dated May 18, 1998 will be void.

       WHEREAS, PRINCIPAL desires to continue the services of BROKER in the Territory, hereinafter described, to negotiate the sales of the Products in PRINCIPAL's name and for PRINCIPAL's account to retail outlets;

       WHEREAS, BROKER is desirous to continue to represent and negotiate sales of said PRINCIPAL's Products in said Territory;

       NOW, THEREFORE, in consideration of the promises and covenants and undertakings herein contained,

                        IT IS MUTUALLY AGREED AS FOLLOWS:

       (1) TERRITORY. PRINCIPAL hereby appoints BROKER and BROKER hereby agrees to act for PRINCIPAL, as its Representative for negotiations of sales of the Products subject to the terns, provisions and conditions hereof, to retail outlets located within the territory described as follows:

       See Attached Exhibit "B" (The "Territory").

       (2) SALES NEGOTIATIONS. All sales negotiations by BROKER for the account of PRINCIPAL shall be conducted in accordance with such prices, teens and conditions as are specified by PRINCIPAL.

       (3) PURCHASE ORDER CONFIRMATION. All purchase orders taken from Buyers by BROKER shall be subject to PRINCIPAL's confirmation, and it is understood that BROKER will not obligate or commit PRINCIPAL to the sale or delivery of Products without PRINCIPAL's authorization and direction.

       (4) AGENCY. BROKER is an independent contractor and shall act as Agent of PRINCIPAL; neither BROKER nor its employees shall be considered employees of PRINCIPAL; and neither party shall in any event be held liable or accountable for any obligations incurred by the other party except as specified herein; it being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

       (5) APPLICABLE LAW. The laws of the State of California shall govern the application, interpretation, and enforcement of this Agreement.


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

       (6) TERM/TERMINATION. This Agreement shall continue in full force and effect from year to year; provided that either party may terminate the Agreement by giving 120 days written notice of such intention to the other party. Upon any notice of termination PRINCIPAL agrees to continue payment of retainer and commissions to BROKER (in an amount equal to the average for the prior 3 months) for the 120 day period.

       (7) ASSIGNMENT. PRINCIPAL shall have the right to assign this agreement or any of it's rights or privileges to any other party or entity subject to BROKER's prior written approval. BROKER shall have the right to assign this agreement or any of it's rights or privileges to any other party or entity subject to PRINCIPAL's prior written approval.

                        THE PRINCIPAL AGREES AS FOLLOWS:

       (8) GUARANTEED RETAINER. PRINCIPAL shall pay BROKER a retainer of $8,000 per month due on the 1st of each month, beginning January 1, 9001. The retainer is guaranteed to continue for a minimum period of 24 months. This guaranteed retainer shall be paid regardless of termination or continuance of this agreement in accordance with paragraph 6 for the minimum 24 month period.

       (9) RETAIL SALES COMMISSION. PRINCIPAL shall pay BROKER, without deduction or offset, a monthly commission or brokerage based on "net sales". "Net sales" for purposes of this commission calculation is defined as cross invoice price less cash discounts, any free goods invoiced that are to be "billed back" via a debit or promotional goods invoiced that are to be debited back. (Debits for co-op advertising are not a deduction in this calculation).

Commission payments are to be made promptly within ten (10) days after the end of each month during which the applicable sale was collected. Commission shall be based on a combined calculation of direct retail net sales plus an override commission on wholesaler and distributor net sales at commission rate levels as shown below:

DIRECT RETAIL NET SALES
Increments                            Annual Net Retail Sales                            Commission
----------                            -----------------------                            ----------
First $1,500,000                               0 - 1,500,000                                4.00%
Next  $1,000,000                       1,500,001 - 2,500,000                                3.50%
Next  $1,000,000                       2,500,001 - 3,500,000                                3.00%
Next  $1,500,000                       3,500,001 - 5,000,000                                2.75%
                                       5,000,001 +                                          2.50%


WHOLESALER AND DISTRIBUTOR NET SALES
Increments                            Annual Net Retail Sales                            Commission
----------                            -----------------------                            ----------
First $5,000,000                               0 - 5,000,000                                2.00%
                                       5,000,001 +                                          1.25%

       All remittances of retainer and commissions should be mailed to:
                              TKR Investments, Inc.
                                 P.O. Box 80970
                        Rancho Santa Margarita, CA 82688


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

       (10) INTEREST. PRINCIPAL agrees to pay interest at a rate of 8% per annum on all delinquent retainer and commission amounts due to BROKER.

       (11) EXPENSES. PRINCIPAL agrees to reimburse BROKER for reasonable travel and entertainment expenses and reasonable company account business, presentation materials, and postage.

       (12) ELIGIBLE BUYERS. PRINCIPAL shall permit BROKER, consistent with the teens of this Agreement, to negotiate sales to any and all prospective retailers of PRINCIPAL'S Products throughout the entire Territory.

       (13) SHIPMENTS. PRINCIPAL shall ship Products sold as BROKER may specify. PRINCIPAL shall be given reasonable notice with respect to the required shipments. PRINCIPAL accepts full responsibility for granting credit to Buyers.

       (14) INDEMNIFICATION. If any claim or action is made or filed against BROKER, claiming loss or injury of any nature whatsoever, as a result of any defect in the Products or the purchase or use of the Products, or the infringement by the PRINCIPAL of any property right belonging to another, PRINCIPAL shall defend, hold harmless and indemnify BROKER from any and all loss and damage, costs and expenses, including legal fees, incurred by it.

       (15) PRODUCT LIABILITY INSURANCE. PRINCIPAL shall furnish BROKER with a current Certificate of Product Liability Insurance upon execution of the Agreement.

       THE BROKER AGREES AS FOLLOWS:

       (16) PRINCIPAL'S INSTRUCTIONS. BROKER shall carry out PRINCIPAL's instructions with respect to the sales of the Products.

       (17) REPORTING PURCHASE ORDERS. BROKER shall promptly submit all purchase orders for Products for confirmation or approval by PRINCIPAL.

       (18) GOOD FAITH SALE. Broker shall use good faith and effort in selling PRINCIPAL's products in the determined territory.

       (19) DUTIES. BROKER will prepare presentations and attired sales appointments, administer the mailing of samples, attend industry conferences, prepare semi-annual business review, train distributor representatives, prepare competition and industry reports requested, consult with president regarding all aspects of corporation business plans, prepare corporate sales materials as requested by president.

       (20) ASSISTANCE IN COLLECTIONS. BROKER shall assist PRINCIPAL, when requested by PRINCIPAL in effecting prompt and full payment by Buyers for all Products sold and delivered to Buyers The final determination as to credit and credit terms to be extended to Buyers shall be made only be PRINCIPAL. BROKER's agreement to assist in the collection of PRINCIPAL's accounts receivable shall not be construed as a guaranty of payment of such accounts or give PRINCIPAL the right to charge BROKER's account with any such sums owed PRINCIPAL by Buyer.


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

       IN WITNESS WHEREOF, the parties hereto have signed this Agreement, "hereunto duly authorized on the day and year above written. PRINCIPAL:


By:               /s/                              Date:  4/21/01
     ------------------------------------
     Daniel McGuire, President
     WorldWide Medical Corporation



BROKER:


By:               /s/                              Date:  4/21/01
     ------------------------------------
     Thomas Ramstead, President
     TKR Investments, Inc.


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

                                   EXHIBIT "A"

PRODUCTS:
First Check(R) Home Screening Tests:

Currently Including:  Home Drug Tests
                      Home Colon Cancer Screening Tests
                      Home Alcohol Tests
                      Home Pregnancy and Ovulation Tests


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

                                   EXHIBIT "B"

 TERRITORY:
 United States and Canada:
 All retail stores including Mass, Drug, Club, Supermarket,
 Convenience, and their related
 Wholesalers and Distributors.
 Direct retail stores                               Wholesalers / Distributors
 Rite Aid                                           Bergen Brunswig
 Eckerd                                             McKesson
 Walgreens                                          Cardinal
 Wal-mart                                           Amerisource
 CVS                                                Alou
                                                    D & K Distributors
                                                    Bindley Western
                                                    F. Dohman


                                       33